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                                                                     EXHIBIT 3.1


                           ARTICLES OF INCORPORATION

                                       OF

                           FIRST SECURITY GROUP, INC.


                                   ARTICLE I
                                      NAME

         The name of the Corporation shall be "FIRST SECURITY GROUP, INC." (the "Corporation").


                                   ARTICLE II
                                AUTHORIZED SHARES

         SECTION 2.1. The Corporation shall have the authority to issue not more than 20,000,000 shares of common voting stock ("Common Stock" or "Shares"), par value $.01 per share.

         SECTION 2.2. Shares of Common Stock shall have unlimited voting rights and shall be entitled, subject to any preferences of any Preferred Stock then outstanding, to receive the net assets of the Corporation upon dissolution.

         SECTION 2.3. Dividends upon all classes and series of Shares, shall be payable only when, as and if declared by the Board of Directors from funds lawfully available therefor, which funds shall include, without limitation, the Corporation's capital surplus. Dividends upon any class or series of Shares may be paid in cash, property, or Shares of any class or series or other securities or evidences of indebtedness of the Corporation or any other issuer, as may be determined by resolution or resolutions of the Board of Directors.

         SECTION 2.4. Neither the holders of shares of Common Stock, nor the holders of any securities convertible into, exchangeable for or carrying any rights to subscribe to any Shares of the Corporation shall, as such holders, have any right to acquire, purchase or subscribe for any shares of the Common Stock or Preferred Stock, if any, of the Corporation or any such other class or series of capital stock or any securities convertible into, exchangeable for, or carrying any rights to subscribe to, shares of Common Stock or any such other class or series of capital stock of the Corporation, which it may hereafter issue or sell (whether out of the number of shares now or hereafter authorized by these Articles of Incorporation, or out of any shares of the Common Stock or other capital stock of the Corporation acquired by it after the issuance thereof, or otherwise), other than such right, if any, as the Board of Directors of the Corporation in its discretion may determine


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                                   ARTICLE III
                                PURPOSE AND POWER

         Subject to any limitations which may be imposed upon its activities by applicable law, the Corporation shall engage in any lawful act or activity for which corporations may be organized under the TBCA. Specifically, but not by way of limitation, the nature of the Corporation's business, and its objects, purposes and powers are as follows:

         SECTION 3.1. To purchase or otherwise acquire, to own, and to hold the stock and securities of other corporations and entities, and to do every act and thing covered generally by the denomination "holding company," and especially to direct the operations of other corporations through the ownership of stock and securities therein;

         SECTION 3.2. To purchase, subscribe for, acquire, own, hold, sell, exchange, assign, transfer, mortgage, pledge, hypothecate or otherwise transfer or dispose of stock, scrip, warrants, rights, bonds, securities or evidences of indebtedness created by any other corporation or corporations organized under the laws of any state, or any bonds or evidences of indebtedness of the United States or any state, district, territory, dependency or county or subdivision or municipality thereof, and to issue and exchange therefor cash, capital stock, bonds, notes or other securities, evidences of indebtedness, or obligations of the Corporation and while the owner thereof to exercise all rights, powers, and privileges of ownership, including the right to vote on any shares of stock, voting trust certificates or other instruments so owned;

         SECTION 3.3. To purchase or otherwise acquire any property, tangible or intangible, whether real, personal or mixed and wherever located and to receive, hold, manage, use, dispose of and otherwise exercise all rights, powers and privileges of ownership thereof;

         SECTION 3.4. To promote, finance, advise, counsel and assist in any way, any person or any business entity in which the Corporation shall have any interest of any kind;

         SECTION 3.5. To do all things necessary or desirable to enhance the value of or to protect or preserve the interest of the Corporation in any business entity, securities or other property of any type which it may own or in which it may have any interest of any kind; and

         SECTION 3.6. To render assistance, counsel and advice to any person or entity and to serve or represent the same in any capacity whatsoever, whether or not the Corporation shall have any ownership interest in such person or entity.

         SECTION 3.7. The Corporation is a for profit corporation and shall have perpetual duration and existence.

The enumeration herein of the objects and purposes of the Corporation shall not



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be deemed to exclude or in any way limit by inference any powers, objects, or purposes which the Corporation is empowered to exercise, whether expressly by purpose, or by any of the laws of the State of Tennessee or any reasonable construction of such laws.


                                   ARTICLE IV
                              CORPORATE GOVERNANCE

         SECTION 4.1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

         SECTION  4.2. The Board of Directors shall consist of not less than one
(1) nor more than fifteen (15) directors. The exact number of directors shall be fixed and determined from time to time by resolution adopted by the affirmative vote of a majority of the Board of Directors.

         SECTION 4.3. Directors shall serve until the expiration of their term and until their successors have been elected and qualified, subject to the director's prior death, resignation, disqualification or removal from office. Any vacancy on the Board of Directors that results from a newly created directorship, and any other vacancy occurring on the Board of Directors, shall be filled by the affirmative vote of a majority of the Board of Directors then in office although less than a quorum, or by a sole remaining director. A director elected by the Board of Directors or the shareholders to fill a vacancy shall hold office until the next annual meeting of shareholders and until his successor is elected and qualified. In no case will a decrease in the number of directors shorten the term of any incumbent director. Directors shall be elected by a plurality of the votes cast in the election. Cumulative voting is not permitted with respect to the election of directors.

         SECTION 4.4. The shareholders shall not have the right to remove any one or all of the directors except for cause and upon the affirmative vote of the holders of a majority of the outstanding Shares of the Corporation entitled to vote generally in the election of directors ("Voting Stock").

         SECTION 4.5. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock, if any, that may be authorized in the future and issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of that class or series ("Preferred Stock Designation"), and such directors so elected shall serve annual terms and shall not be divided into classes except as expressly provided by the Preferred Stock Designation establishing that class or series.


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         SECTION 4.6. In addition to the powers and authority herein or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the TBCA, these Articles of Incorporation and any Bylaws adopted by the shareholders; provided, however, that no Bylaws hereafter adopted by the shareholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

         SECTION 4.7. No action shall be taken by the shareholders of the Corporation except at an annual or special meeting of shareholders of the Corporation or by unanimous written consent, and the right of shareholders to act by less than unanimous written consent in lieu of a meeting is specifically denied. Unless otherwise prescribed by law, special meetings of shareholders, for any purpose or purposes, may be called only by (i) the Chairman of the Board of Directors of the Corporation, (ii) the President of the Corporation, or (iii) the Secretary of the Corporation at the request in writing of a majority of the Board of Directors.

         SECTION 4.8. The Board of Directors may amend the Bylaws upon the affirmative vote of the number of directors required under the terms of the Bylaws to take such action. Shareholders may amend the Bylaws of the Corporation upon the affirmative vote of the holders of a majority of the outstanding shares of Voting Stock.

                                    ARTICLE V
                           CONSTITUENCY CONSIDERATIONS

         In connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its shareholders when evaluating an actual or proposed business combination, a tender or exchange offer, a solicitation of options or offers to purchase or sell Corporation Stock by another person, or a solicitation of proxies to vote Corporation Stock by another person, the Corporation's Board of Directors, in addition to considering the adequacy and form of any consideration to be paid or received in connection with any such transaction, shall consider all of the following factors and any other factors which it deems relevant: (i) the business and financial condition, and earnings prospects of the acquiring person or persons, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition, and other likely financial obligations of the acquiring person or persons, and the possible effects of such conditions upon the Corporation and its subsidiaries and the other elements of the communities in which the Corporation and its subsidiaries operate or are located; (ii) the competence, experience, and integrity of the person and their management proposing or taking such actions; (iii) the prospects for a successful conclusion of the business combination; (iv) the Corporation's prospects as an independent entity; and (v) the social and economic effects of the transaction or proposal on the Corporation and any of its subsidiaries, its and their employees, depositors, loan and other customers, creditors and the communities in which the Corporation and its subsidiaries operate or are located. This Article V shall not be deemed to provide any constituency any rights or remedies, whether as third party


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beneficiaries or otherwise, with respect to the Board of Directors'
consideration of any transaction or matter under this Article.


                                   ARTICLE VI
                           REGISTERED OFFICE AND AGENT

         The initial registered office of the Corporation shall be located at 530 Gay Street, Knoxville, Knox County, Tennessee 37902 and the registered agent at such address shall be CT Corporation System.


                                   ARTICLE VII
                                  INCORPORATOR

         The name and address of the incorporator is as follows:

                                   John Harris
                              CT Corporation System
                              1201 Peachtree Street
                             Atlanta, Georgia 30361


                                  ARTICLE VIII
                                PRINCIPAL OFFICE

         The mailing address of the initial principal office of the Corporation is 530 Gay Street, Knoxville, Knox County, Tennessee, 37902.

                                   ARTICLE IX
                        LIMITATION OF DIRECTOR LIABILITY

         SECTION 9.1. A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director; provided, however, that the liability of a director shall not be eliminated or limited (i) for any breach of his duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the types of liability set forth in Section 14-18-304 of the TBCA, as amended, or (iv) for any act or omission occurring before the effective date of these Articles of Incorporation.

         SECTION 9.2. Any repeal or modification of the provisions of this Article by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation with respect to any act or omission occurring prior to the effective date of such repeal or modification.

         SECTION 9.3. If the TBCA is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the TBCA, as so amended.


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                                    ARTICLE X
                                 INDEMNIFICATION

         SECTION 10.1. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal (hereinafter a "Proceeding"), by reason of the fact:

         (i) that he or she is or was a director or officer of the Corporation, or

         (ii) that he or she, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other entity, including service, without limitation, with respect to an employee benefit plan (collectively, "Another Entity," or "Other Entity"), whether in either case, the basis of such Proceeding is alleged action or inaction (x) in an official capacity as a director or officer of the Corporation, or as a director, trustee, officer, employee or agent of such Other Entity, or (y) in any other capacity related to the Corporation or such Other Entity while so serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the TBCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss, including without limitation attorneys' fees and expenses, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement, actually and reasonably incurred by such person in connection therewith. The persons indemnified by this Article X are hereinafter referred to as "Indemnitees." Such indemnification as to such alleged action or inaction shall continue as to an Indemnitee who has after such alleged action or inaction ceased to be a director or officer of the Corporation, or director, trustee, officer, employee or agent of such Other Entity, and shall inure to the benefit of the Indemnitee's heirs, executors and administrators. Notwithstanding the foregoing, except as may be provided in the Bylaws or by the Board of Directors, the Corporation shall not indemnify any such Indemnitee in connection with a Proceeding (or portion thereof) initiated by such Indemnitee unless such Proceeding (or portion thereof) was authorized expressly by action of the Board of Directors. The right to indemnification conferred in this Article X: (i) shall be a contract right; (ii) shall not be limited as to any Indemnitee by any amendment of these Articles of Incorporation with respect to any alleged action or


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inaction occurring prior to such amendment; and (iii) shall, subject to any requirements imposed by law and the Bylaws, include the right to be paid by the Corporation the expenses including attorneys' fees, actually and reasonably incurred in defending any such Proceeding in advance of its final disposition.

         SECTION 10.2. The rights to indemnification and to the advancement of expenses conferred in this Article X shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, these Articles of Incorporation, bylaw, agreement, vote of shareholders or disinterested directors or otherwise. The Bylaws may contain such other provisions concerning indemnification, including provisions specifying reasonable procedures relating to and conditions to the receipt by Indemnitees of indemnification, provided that such provisions are not inconsistent with the provisions of this Article X.

         SECTION 10.3. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses, to any other officer, employee or agent of the Corporation (or any person serving at the Corporation's request as a director, trustee, officer, employee or agent of Another Entity) or to any person who is or was a director, officer, employee or agent of any of the Corporation's affiliates, predecessors or subsidiaries or of a constituent corporation absorbed by the Corporation, or any of its subsidiaries in a consolidation or merger, or who is or was serving at the request of such affiliate, predecessor or subsidiary corporation or of such constituent corporation as a director, officer, employee or agent of Another Entity, in each case as determined by the Board of Directors to the fullest extent of the provisions of this Article X in cases of the indemnification and advancement of expenses of directors and officers of the Corporation, or to any lesser extent (or greater extent, if permitted by law) determined by the Board of Directors. If so indemnified, such person shall be included in the term "Indemnitee" or "Indemnitees" as used in this Article X and in the Bylaws of the Corporation.

                                   ARTICLE XI
                                   AMENDMENTS

         The Corporation reserves the right to amend, alter or repeal any provision contained in these Articles of Incorporation in accordance with the applicable provisions of the TBCA.

                                   ARTICLE XII
                                  SEVERABILITY

         In the event that any of the provisions of these Articles of Incorporation (including any provision within a single Article, Section, Paragraph or sentence) is held


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by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.


         IN WITNESS WHEREOF, the undersigned executes these Articles of Incorporation this 1st day of February, 1999.


                                            /s/ John Harris
                                            ------------------------------------
                                            John Harris
                                            CT Corporation System
                                            Incorporator

CT Corporation System
1201 Peachtree Street
Atlanta, Georgia 30361
(404) 888-7796


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